Exhibit 99.1

Contact:

Susannah R. Robinson

Director, Investor Relations

(617) 342-6129

CABOT ANNOUNCES FOURTH QUARTER AND FISCAL YEAR OPERATING RESULTS

BOSTON, MA (October 31, 2007) – Cabot Corporation (NYSE:CBT) today announced net income of $24 million ($0.36 per diluted common share) for the fourth quarter of 2007, including $5 million after-tax ($0.07 per diluted common share) of charges from certain items and discontinued operations. For the full fiscal year 2007, the Company announced net income of $129 million ($1.90 per diluted common share), including $22 million after-tax ($0.32 per diluted common share) of charges from certain items and discontinued operations. This is compared to net income of $27 million ($0.39 per diluted common share) for the fourth quarter of fiscal 2006, which included $16 million after-tax ($0.25 per diluted common share) of charges from certain items, discontinued operations and the cumulative effect of an accounting change. For the full fiscal year 2006, the Company reported net income of $88 million ($1.28 per diluted common share), which included $36 million after-tax ($0.54 per diluted common share) of charges from certain items, discontinued operations and the cumulative effect of accounting changes. Details of financial results, certain items, discontinued operations and the cumulative effect of accounting changes included in net income are provided in the accompanying tables.

In commenting on the results, Kennett F. Burnes, Cabot’s Chairman and CEO, said, “We are pleased to have delivered improved financial results for the fiscal year, capitalizing on the favorable conditions existing in some of our businesses and managing through difficult circumstances in others. We were able to manage the significant volatility in feedstock costs that occurred during the year in our carbon black product lines and were successful at growing profitability through volume increases and cost discipline. We grew our fumed metal oxides product line to record profitability during the fiscal year due to strong demand in our niche market segment and the incremental margin generated from operating our facility in China. The

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Specialty Fluids Business experienced a significant increase in profitability and we made progress in expanding our global presence during the year, seeing the first real signs of expansion outside of the North Sea. We also took steps to improve our capital structure through our share repurchase program. Less favorably, the inkjet colorants product line experienced weak financial results during the year, amidst a significant downturn in the aftermarket segment. The Supermetals Business faced difficult conditions with the expiration during the year of the last of our fixed price, fixed volume supply contracts, operating at or near breakeven for a majority of the year, but continued its strong cash generation performance.

Given the increases in feedstock costs during the fourth quarter of 2007, our carbon black product lines performed very solidly. We experienced solid Metal Oxides and strong Specialty Fluids results during the quarter, however we continued to see weak financial results in the Supermetals Business and inkjet colorants product line.”

Product Line Performance

During the fourth quarter of 2007, volumes in the rubber blacks product line grew in all regions outside of North America, but could not offset the impact of lower unit margins. Unit margins declined in our contracted business compared to the fourth quarter of 2006 due to lower pricing from the feedstock related pricing mechanism in our contracts as compared to raw material costs. This time lag of our feedstock related contract pricing mechanism negatively impacted our profitability by $13 million during the quarter with an additional $1 million negative impact from the immediate recognition of feedstock costs in North America. These factors more than offset higher unit margins in our non-contracted business. Solid volume growth in the performance products product line and higher unit margins from higher selling prices combined to improve the performance of the product line during the fourth quarter of 2007, when compared to the same period of 2006. For the full fiscal year 2007, performance in both product lines improved significantly when compared to fiscal 2006 due to strong volumes,

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particularly in emerging markets, the impact of cost reduction efforts and price management in our non-contracted business throughout the year as feedstock costs rose.

Performance in our inkjet colorants product line was significantly weaker in both the fourth quarter and full year of 2007. Growth in the high speed and OEM market segments was offset by continued softness in the aftermarket segment, with volumes in the aftermarket segment down by 37% for the fourth quarter of 2007 and by 34% for the full year, compared to the same periods of 2006. Additionally, increased spending related to future high speed inkjet opportunities, including the costs of our new production unit, unfavorably impacted performance.

When compared to the fourth quarter of 2006, fumed metal oxides volumes declined slightly as growth in the niche segment was more than offset by declines in both the silicones and electronics segments. Additionally, lower utilization due to the timing of plant shutdowns unfavorably impacted performance during the period. For the full fiscal year, profitability improved significantly primarily due to strong volumes supported by our new capacity in China.

Profitability declined significantly in the Supermetals Business during both the fourth quarter and full year of 2007, when compared to the same periods of 2006, due to the transition from fixed price, fixed volume supply contracts to market based sales, which was completed in December 2006. Additionally, we were unfavorably impacted during the year by higher raw material costs under our long term ore agreement. Although its first quarter’s performance enabled the Business to be solidly profitable for the full fiscal year 2007, lower volumes, primarily with one customer, and a less profitable product mix resulted in the Business operating at a breakeven level for the fourth quarter. Despite these difficulties, the Business was successful at generating significant cash during the year, contributing $36 million in 2007, led by a $30 million reduction in inventory.

The increase in profitability in the Specialty Fluids Business during the fourth quarter of 2007, when compared to the fourth quarter of 2006, was driven by an increase in drilling activity in the North Sea. For the full fiscal year 2007, a significant increase in rental revenue drove

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strong performance when compared to 2006. Specifically, our fluid utilization rate rose to 15% for fiscal 2007, compared to 12% in 2006, and our fluid was used in 31 wells in 2007, compared with 23 in 2006. We also made progress in expanding our drilling activity beyond the North Sea, completing 6 wells outside of the North Sea in 2007, up from 2 wells in 2006.

Outlook

With respect to the future, Burnes said, “We are pleased to have continued strong volumes in our carbon black product lines outside of North America and look forward to the added volume from our new performance products unit in China. We are watching the significant increases in oil prices closely, as we know they inevitably raise our carbon black feedstock costs and affect the performance of our business in the short term. In fumed metal oxides, demand remains strong and we are optimistic that the high plant utilization we have experienced will continue. We remain cautious about the outlook for the Supermetals Business as we face a complex ore situation and a highly competitive market environment.

We remain encouraged with our new business prospects as we have achieved significant milestones during the course of the fiscal year that we believe will provide a strong platform for future growth. Although we remain concerned about continued near term volume weakness in the aftermarket segment of the inkjet colorants product line, we are confident that we are well positioned to benefit from an eventual rebound in the aftermarket and from growth in the high speed market. We are optimistic that the success we had in 2007 at expanding our Specialty Fluids Business outside of the North Sea will continue in the coming years. We continue to be pleased with the progress made by Superior MicroPowders in product development activities and by the many opportunities for future revenue generation that exist in that business.”

For those interested in more detailed information regarding Cabot’s fourth quarter and full fiscal year 2007 results, please see the accompanying Supplemental Business Information.

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This press release includes forward-looking statements, particularly under the outlook section, relating to management’s expectations regarding volume growth in our carbon black product lines; demand for our fumed silica products;  raw material costs;  performance in the Supermetals Business and profitability of that Business;  markets for our inkjet products; growth prospects for our Specialty Fluids Business; and Superior MicroPowders business development opportunities. The following are some of the factors that could cause Cabot’s actual results to differ materially from those expressed in the forward-looking statements:  changes in feedstock and other raw material costs; lower than expected demand for our products; our inability to achieve savings from cost reduction activities; our inability to participate in the growth in emerging inkjet applications; the success of the Specialty Fluids Business in gaining wider acceptance by the energy industry of cesium formate as a drilling fluid and to penetrate new markets (including development of the required logistics to reach remote markets); a disruption or delay in the commercialization of new products from Superior MicroPowders. Other factors and risks are discussed in the Company’s 2006 Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids. The Company’s website is:  http://www.cabot-corp.com.

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Fourth Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2007	2006	2007	2006

Net sales and other operating revenues	$675	$663	$2,616	$2,543
Cost of sales	564	550	2,111	2,124
Gross profit	111	113	505	419

Selling and administrative expenses	66	59	249	235
Research and technical expenses	20	17	69	58
Income from operations	25	37	187	126

Other income and expense
Interest and dividend income	2	2	10	5
Interest expense	(8)	(8)	(34)	(27)
Other income (expense)	1	(7)	5	(7)
Total other income and expense	(5)	(13)	(19)	(29)

Income from continuing operations before income taxes	20	24	168	97

Benefit (provision) for income taxes	2	4	(38)	(9)
Equity in net income of affiliated companies, net of tax	3	4	12	12
Minority interest in net income, net of tax	(4)	(3)	(15)	(12)

Income from continuing operations	21	29	127	88

Discontinued operations, net of tax (A)	3	2	2	2

Cumulative effect of an accounting change, net of tax (B)	—	(4)	—	(2)

Net income	24	27	129	88
Dividends on preferred stock, net of tax benefit	—	—	(1)	(2)
Net income available to common shares	$24	$27	$128	$86

Diluted earnings per share of common stock
Income from continuing operations	$0.32	$0.43	$1.87	$1.28
Discontinued operations, net of tax (A)	0.04	0.03	0.03	0.03
Cumulative effect of an accounting change, net of tax (B)	—	(0.07)	—	(0.03)
Net income	$0.36	$0.39	$1.90	$1.28
Weighted average common shares outstanding
Diluted	66	68	68	68

(A)	Amount relates to legal and tax settlements in connection with our discontinued operations.

(B)

Amounts relate to the cumulative benefit resulting from the adoption of FAS 123(R) in the first quarter of 2006 of $0.04 and the cumulative expense resulting from the adoption of FIN 47 in the fourth quarter of 2006 of ($0.07).

Fourth Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2007	2006	2007	2006
SALES
Carbon Black Business (A)	$521	$508	$2,005	$1,917
Rubber blacks	368	367	1,416	1,378
Performance products	142	128	541	488
Inkjet colorants	10	12	46	47
Superior MicroPowders	1	1	2	4
Metal Oxides Business	71	69	271	254
Fumed metal oxides	71	69	270	253
Aerogel	—	—	1	1
Supermetals Business	55	66	233	292
Specialty Fluids Business	16	11	58	44
Segment sales	663	654	2,567	2,507
Unallocated and other (B)	12	9	49	36
Net sales and other operating revenues	$675	$663	$2,616	$2,543
SEGMENT PROFIT
Carbon Black Business (C)	$20	$31	$156	$101
Metal Oxides Business (C)	8	9	36	22
Supermetals Business	1	9	15	41
Specialty Fluids Business	7	3	25	16
Total Segment Profit (D)	36	52	232	180

Interest expense	(8)	(8)	(34)	(27)
General unallocated expense (E)	(5)	(16)	(18)	(44)
Less: Equity in net income of affiliated companies, net of tax	(3)	(4)	(12)	(12)
Income from continuing operations before income taxes	20	24	168	97
Benefit (provision) for income taxes	2	4	(38)	(9)
Equity in net income of affiliated companies, net of tax	3	4	12	12
Minority interest in net income, net of tax	(4)	(3)	(15)	(12)
Income from continuing operations	21	29	127	88
Discontinued operations, net of tax (F)	3	2	2	2
Cumulative effect of an accounting change, net of tax (G)	—	(4)	—	(2)
Net income	24	27	129	88
Dividends on preferred stock, net of tax benefit	—	—	(1)	(2)
Net income available to common shares	$24	$27	$128	$86

Diluted earnings per share of common stock
Income from continuing operations	$0.32	$0.43	$1.87	$1.28
Discontinued Operations, net of tax (F)	0.04	0.03	0.03	0.03
Cumulative effect of an accounting change, net of tax (G)	—	(0.07)	—	(0.03)
Net income	$0.36	$0.39	$1.90	$1.28
Weighted average common shares outstanding
Diluted	66	68	68	68

(A)	Segment sales for certain operating segments within the Carbon Black Business include 100% of sales of one equity affiliate at market-based prices.

(B)	Unallocated and other reflects an elimination for sales of one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling fees.

(C)

The fourth quarter and fiscal year end 2006 amounts include a reclassification of $4 million of profit from the Carbon Black segment to the Metal Oxides segment. This reclassification was deemed to be immaterial for purposes of the annual segment reporting in the September 30, 2006 consolidated financial statements.

(D)

Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(E)

General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in Exhibit I. The amount for the twelve months ended September 30, 2006 also includes the $27 million settlement payment to the Sons of Gwalia.

(F)	Amounts relate to legal and tax settlements in connection with our discontinued operations.

(G)

Amounts relate to the cumulative benefit resulting from the adoption of FAS 123(R) in the first quarter of 2006 of $0.04 and the cumulative expense resulting from the adoption of FIN 47 in the fourth quarter of 2006 of ($0.07).

Fourth Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	September 30	September 30,
Dollars in millions, except share and per share amounts	2007	2006
	(unaudited)	(audited)
Current assets:

Cash and cash equivalents	$154	$189
Short-term marketable securities	2	1
Accounts and notes receivable, net of reserve for doubtful accounts of $6 and $6	576	534
Inventories:
Raw materials	154	131
Work in process	77	109
Finished goods	173	139
Other	27	41
Total inventories	431	420
Prepaid expenses and other current assets	79	75
Deferred income taxes	35	36
Total current assets	1,277	1,255

Investments:
Equity affiliates	65	59
Long-term marketable securities and cost investments	3	3
Total investments	68	62

Property, plant and equipment	2,823	2,531
Accumulated depreciation and amortization	(1,807)	(1,567)
Net property, plant and equipment	1,016	964

Other assets:
Goodwill	34	31
Intangible assets, net of accumulated amortization of $11 and $10	4	5
Assets held for rent	42	40
Deferred income taxes	115	100
Other assets	78	77
Total other assets	273	253

Total assets	$2,634	$2,534

Fourth Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	September 30	September 30,
Dollars in millions, except share and per share amounts	2007	2006
	(unaudited)	(audited)
Current liabilities:
Notes payable to banks	$67	$58
Accounts payable and accrued liabilities	429	384
Income taxes payable	36	27
Deferred income taxes	2	2
Current portion of long-term debt	15	34
Total current liabilities	549	505

Long-term debt	503	459
Deferred income taxes	16	20
Other liabilities	307	286

Minority interest	77	68

Stockholders’ equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Series B ESOP Convertible Preferred Stock 7.75% Cumulative
Authorized: 200,000 shares
Issued: None and 55,895 shares	—	56
Outstanding: None and 38,734 shares (aggregate redemption value of $39 at $1,000 per share)
Less cost of zero and 17,161 shares of preferred treasury stock	—	(38)
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 65,424,674 and 63,579,040 shares	65	64
Outstanding: 65,279,803 and 63,432,651 shares
Less cost of 144,871 and 146,389 shares of common treasury stock	(5)	(5)
Additional paid-in capital	—	7
Retained earnings	1,107	1,160
Deferred employee benefits	(34)	(38)
Notes receivable for restricted stock	(19)	(20)
Accumulated other comprehensive income	68	10
Total stockholders’ equity	1,182	1,196

Total liabilities and stockholders’ equity	$2,634	$2,534

CABOT CORPORATION

	Fiscal 2006					Fiscal 2007
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Carbon Black Business (A)	$419	$476	$514	$508	$1,917	$485	$493	$506	$521	$2,005
Rubber blacks	298	346	367	367	1,378	351	346	351	368	1,416
Performance products	109	117	134	128	488	123	134	142	142	541
Inkjet colorants	11	12	12	12	47	10	13	13	10	46
Superior MicroPowders	1	1	1	1	4	1	—	—	1	2
Metal Oxides Business	57	62	66	69	254	65	68	67	71	271
Fumed metal oxides	57	62	65	69	253	65	68	66	71	270
Aerogel	—	—	1	—	1	—	—	1	—	1
Supermetals Business	93	67	66	66	292	77	53	48	55	233
Specialty Fluids Business	10	11	12	11	44	16	10	16	16	58
Segment Sales	579	616	658	654	2,507	643	624	637	663	2,567
Unallocated and other (B)	8	11	8	9	36	12	13	12	12	49
Net sales and other operating revenues	$587	$627	$666	$663	$2,543	$655	$637	$649	$675	$2,616

Segment Profit
Carbon Black Business(C)	$21	$26	$23	$31	$101	$54	$57	25	$20	$156
Metal Oxides Business(C)	2	5	6	9	22	9	10	9	8	36
Supermetals Business	11	12	9	9	41	16	(2)	—	1	15
Specialty Fluids Business	4	4	5	3	16	8	3	7	7	25
Total Segment Profit (D)	38	47	43	52	180	87	68	41	36	232

Interest expense	(6)	(7)	(6)	(8)	(27)	(9)	(9)	(8)	(8)	(34)
General unallocated income (expense) (E)	(2)	(24)	(2)	(16)	(44)	—	(15)	1	(5)	(18)
Less: Equity in net income of affiliated companies, net of tax	(3)	(4)	(1)	(4)	(12)	(3)	(3)	(3)	(3)	(12)

Income from continuing operations before income taxes	27	12	34	24	97	75	41	31	20	168
Benefit (provision) for income taxes	(4)	(1)	(8)	4	(9)	(19)	(11)	(9)	2	(38)
Equity in net income of affiliated companies, net of tax	3	4	1	4	12	3	3	3	3	12
Minority interest in net income, net of tax	(4)	(3)	(2)	(3)	(12)	(5)	(2)	(4)	(4)	(15)

Net income from continuing operations	22	12	25	29	88	54	31	21	21	127
Discontinued operations, net of tax (F)	—	—	—	2	2	—	—	(1)	3	2
Cumulative effect of accounting changes, net of tax (G)	2	—	—	(4)	(2)	—	—	—	—	—

Net income	24	12	25	27	88	54	31	20	24	129
Dividends on preferred stock, net of tax benefit	(1)	—	(1)	—	(2)	—	(1)	—	—	(1)

Net income available to common shares	$23	$12	$24	$27	$86	$54	$30	$20	$24	$128

Diluted earnings per share of common stock
Net income from continuing operations	$0.31	$0.17	$0.37	$0.43	$1.28	$0.79	$0.45	$0.31	$0.32	$1.87
Discontinued operations, net of tax (F)	—	—	—	0.03	0.03	—	—	(0.01)	0.04	0.03
Cumulative effects of accounting changes, net of tax (G)	0.04	—	—	(0.07)	(0.03)	—	—	—	—	—
Net income	$0.35	$0.17	$0.37	$0.39	$1.28	$0.79	$0.45	$0.30	$0.36	$1.90
Weighted average common shares outstanding
Diluted	68	69	69	68	68	69	69	68	66	68

(A)	Segment sales for certain operating segments within the Carbon Black Business include 100% of sales of one equity affiliate at market-based prices.
(B)	Unallocated and other reflects an elimination for sales for one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling fees.
(C)

The fourth quarter and fiscal year end 2006 amounts include a reclassification of $4 million of profit from the Carbon Black segment to the Metal Oxides segment. This reclassification was deemed to be immaterial for purposes of the annual segment reporting in the September 30, 2006 consolidated financial statements.

(D)

Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(E)

General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income and certain items listed in Exhibit I. These amounts also include the $27 million settlement payment to the Sons of Gwalia in the second quarter of 2006.

(F)	Amounts relate to legal and tax settlements in connection with our discontinued operations.
(G)

Amounts relate to the cumulative benefit resulting from the adoption of FAS 123(R) in the first quarter of 2006 of $0.04 and the cumulative expense resulting from the adoption of FIN 47 in the fourth quarter of 2006 of ($0.07).

Fourth Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION  CERTAIN ITEMS - Exhibit I

	Three Months				Twelve Months
Periods ended September 30	2007	2007	2006	2006	2007	2007	2006	2006
Dollars in millions, except per share amounts (unaudited)	$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)

Certain items before income taxes
Environmental reserves/settlement	$—	$—	$—	$—	$(6)	$(0.07)	$—	$—
Restructuring initiatives - Global	1	0.01	(10)	(0.10)	(3)	(0.03)	(10)	(0.10)
Restructuring initiatives - Altona	—	—	(7)	(0.11)	(1)	(0.01)	(11)	(0.15)
Cost reduction initiatives	—	—	—	—	—	—	(3)	(0.04)
Restructuring - North America	(5)	(0.06)	—	—	(8)	(0.09)	—	—
Legal reserves/settlements	(2)	(0.02)	—	—	(12)	(0.11)	—	—
Acquisition of flamed synthesis technology	(4)	(0.04)	—	—	(4)	(0.04)	—	—
Gwalia settlement payment	—	—	—	—	—	—	(27)	(0.25)
Total certain items	(10)	(0.11)	(17)	(0.21)	(34)	(0.35)	(51)	(0.54)

Discontinued operations (B)	3	0.04	2	0.03	2	0.03	2	0.03
Cumulative effect of an accounting change (C)	—	—	(6)	(0.07)	—	—	(2)	(0.03)
Total certain items, cumulative effect of an accounting change and discontinued operations	(7)	(0.07)	(21)	(0.25)	(32)	(0.32)	(51)	(0.54)

Tax impact of certain items, cumulative effect of an accounting change and discontinued operations	2	—	5	—	10	—	15	—
Total certain items, cumulative effect of an accounting change and discontinued operations, after tax	$(5)	$(0.07)	$(16)	$(0.25)	$(22)	$(0.32)	$(36)	$(0.54)

Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2007	2006	2007	2006

Statement of Operations Line Item
Net sales and other operating revenues	$—	$—	$—	$1
Cost of sales	(5)	(5)	(16)	(35)
Selling and administrative expenses	(1)	(4)	(14)	(9)
Research and technical expenses	(4)	—	(4)	—
Other	—	(8)	—	(8)
Total certain items	$(10)	$(17)	$(34)	$(51)
Certain items by Segment
Carbon Black Business	$(6)	$(17)	$(26)	$(21)
Supermetals Business	(4)	—	(6)	(30)
Other	—	—	(2)	—
Total certain items	$(10)	$(17)	$(34)	$(51)

(A)	Per share amounts are calculated after tax.
(B)	Amount relates to legal and tax settlements in connection with our discontinued operations.
(C)

Amounts relate to the cumulative benefit resulting from the adoption of FAS 123(R) in the first quarter of 2006 of $0.04 and the cumulative expense resulting from the adoption of FIN 47 in the fourth quarter of 2006 of ($0.07).